UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2009

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)
(636) 474-5000 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

               ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

               ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

               ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

               ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2009, MEMC Electronic Materials, Inc. (the “Company”) reported that effective October 30, 2009, Michael Cheles will no longer serve as Vice President, Information Technology for the Company.  On November 18, 2009, the Company finalized a Separation Agreement and General Release (the “Agreement”) with Mr. Cheles.  Pursuant to the Agreement, the Company will pay Mr. Cheles an additional six months of salary, at his current salary rate, in 13 equal bi-weekly installments commencing in November 2009 and ending in May 2010.  Pursuant to the Agreement, Mr. Cheles has agreed not to compete with the Company for a period of two years.

A copy of the Agreement is filed as Exhibit 10.1 to this Form 8-K/A. The description of the Agreement set forth in this Item 5.02 is not complete and is qualified in its entirety by reference to the full text of the Agreement set forth on Exhibit 10.1.

Item 9.01.   Financial Statements and Exhibits.

(d)

Exhibits          Item

10.1                Separation Agreement and General Release, dated as of November 18, 2009, by and between Mike Cheles and MEMC Electronic Materials, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: November 20, 2009	By:	/s/ Bradley D. Kohn
	Name:	Bradley D. Kohn
	Title:	Senior Vice President – Legal and Business Development

Exhibit Index

Exhibits          Item

10.1                Separation Agreement and General Release, dated as of November 18, 2009, by and between Mike Cheles and MEMC Electronic Materials, Inc.